EXHIBIT 10.25

AGREEMENT REGARDING POST CLOSING WORK

AND ESCROW INSTRUCTIONS

THIS AGREEMENT REGARDING POST CLOSING WORK AND ESCROW INSTRUCTIONS (this “Agreement”) is dated for reference purposes only as of                     , 2004, and is effective for all purposes as of the “Effective Date,” as that term is defined in Section 1, below, by and between HSOV MANHATTAN TOWERS LP, a Delaware limited partnership (“Seller”), and WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (“Purchaser”), with reference to the following facts.

R E C I T A L S :

A. Seller and Purchaser previously entered into that certain Agreement of Sale and Purchase dated as of April 1, 2004 (the “Purchase Agreement”), concerning certain real property located at 1230 and 1240 Rosecrans Avenue, Manhattan Beach, California, and all improvements located thereon, all as more particularly described in the Purchase Agreement (such real property and improvements being referred to herein, collectively, as the “Project”). To facilitate the transaction contemplated by the Purchase Agreement, Seller and Purchaser opened that certain escrow no.                      (the “Escrow”) with Chicago Title Company, 700 South Flower Street, Suite 3305, Los Angles, California 90017, Attn: Mr. Frank Jansen, Phone: (213)488-4300, Facsimile: (213) 891-0834 (the “Title Company”).

B. Concurrently herewith, Seller is selling, conveying and assigning to Purchaser, and Purchaser is purchasing and accepting from Seller, the “Property,” as that term is defined in Section 2.1 of the Purchase Agreement (including, without limitation, the Project).

C. Seller (as successor-in-interest to USAA Income Properties III Limited Partnership, a Delaware limited partnership, and Manhattan Beach Towers, LLC, a Delaware limited liability company) and Northrop Grumman Space and Mission Systems Corp., an Ohio corporation (“Northrop Grumman”) (as successor-in-interest to TRW Inc., an Ohio corporation), previously entered into that certain Commercial Office Lease dated April 13, 1997, as amended from time to time (the “Northrop Lease”), and as most recently amended by that certain Amended and Restated Third Amendment to Commercial Office Lease dated as of December 15, 2003 (the “Northrop Amendment”). Pursuant to the Northrop Amendment, among other things, Northrop Grumman agreed to lease additional space in the Project, including, without limitation, the “Second Floor Expansion Space,” as that term is defined in Section 3.2 of the Northrop Amendment, which consists of the entire second floor of 1230 Rosecrans Avenue (the “1230 Building”), and the term of the Northrop Grumman Lease was extended.

D. Seller (as successor-in-interest to American Industrial Properties REIT, a Texas real estate investment trust) and Modis, Inc., a Florida corporation (“Modis”), previously entered into that certain Commercial Office Lease dated June 22, 1999, as amended from time to time (the “Modis Lease”), and as most recently amended by that certain Second Amendment to Commercial Office Lease dated as of February 12, 2004 (the “Modis Amendment”), and that certain side letter agreement dated February 12, 2004 (the “Modis Side Letter”). Pursuant to the Modis Amendment, among other things, Modis’ premises were relocated from the second floor of the 1230 Building to the “New Premises,” as that term is defined in the Modis Amendment, located on the fourth floor of the 1230 Building (the “Modis Premises”), Seller agreed to perform certain “Tenant Improvements,” as that term is defined in Section 1 of the Tenant Work Letter attached as Exhibit B to the Modis Amendment (the “Modis Tenant Improvements”) in the Modis Premises, and Seller agreed to pay Modis’ actual, reasonable out-of-pocket costs for moving, rewiring, and transfer of utilities and, if and to the extent applicable, for the reasonable, actual out-of-pocket cost of replacement stationery and business cards (up to one year’s supply) in accordance with Section 1.2 of the Modis Amendment (collectively, the “Modis Moving Costs”). Seller and Purchaser hereby acknowledge and agree that a reasonable estimate of the total cost of the work remaining to be performed to complete the Modis Tenant Improvements and the total remaining Modis Moving Costs is Forty-Seven Thousand Six Hundred Ninety and 97/100 Dollars ($47,690.97) (the “Modis Estimated Cost”).

E. Seller (as successor-in-interest to American Industrial Properties REIT) and Robeks Corporation, a California corporation (“Robeks”), previously entered into that certain Commercial Office Lease dated November 12, 1999, as amended from time to time (the “Robeks Lease”), and as most recently amended by that certain Second Amendment to Commercial Office Lease dated as of March 2, 2004 (the “Robeks Amendment”). Pursuant to the Robeks Amendment, among other things, Robeks’ premises were relocated from the second floor of the 1230 Building to the “New Premises,” as that term is defined in the Robeks Amendment, located on the fourth floor of the 1230 Building (the “Robeks Premises”), Seller agreed to perform certain “Tenant Improvements,” as that term is defined in Section 1 of the Tenant Work Letter attached as Exhibit B to the Robeks Amendment (the “Robeks Tenant Improvements”) in the Robeks Premises, and Seller agreed to pay Robeks’ actual, reasonable out-of-pocket costs for moving, rewiring, and transfer of utilities, relocation of Robeks’ equipment, furniture and furnishings and, if and to the extent applicable, for the reasonable, actual out-of-pocket cost of replacement stationery and business cards (up to one year’s supply) in accordance with Section 1.2 of the Robeks Amendment (collectively, the “Robeks Moving Costs”). Seller and Purchaser hereby acknowledge and agree that a reasonable estimate of the total cost of the work remaining to be performed to complete the Robeks Tenant Improvements and the total remaining Robeks Moving Costs is Two Hundred Sixty-Five Thousand Five and __/100 Dollars ($265,005.01) (the “Robeks Estimated Cost”).

F. Seller (as successor-in-interest to American Industrial Properties REIT) and Gregory P. Schill, an individual (an affiliate of the Advisory Group, a California corporation) (“Schill”), previously entered into that certain Commercial Office Lease dated December 28,1999, as amended from time to time (the “Schill Lease”), and as most recently amended by that certain Second Amendment to Commercial Office Lease dated as of February 18, 2004 (the “Schill Amendment”), and that certain side letter agreement dated February 18, 2004 (the “Schill Side Letter”). Pursuant to the Schill Amendment, among other things, Schill’s premises were relocated from the second floor of the 1230 Building to the “New Premises,” as that term is defined in the Schill Amendment, located on the sixth floor of the 1230 Building (the “Schill Premises”), Seller agreed to perform certain “Tenant Improvements,” as that term is defined in Section 1 of the Tenant Work Letter attached as Exhibit B to the Schill Amendment (the “Schill Tenant Improvements”) in the Schill Premises, Seller agreed to perform the “Relocation,” as that term is defined in Section 1.2.2 of the Schill Amendment (the “Schill Relocation”), and Seller agreed to pay or reimburse Schill’s actual, reasonable out-of-pocket costs incurred in modifying Tenant’s existing furniture systems for use in the relocation premises and for the reasonable, actual out-of-pocket cost of moving announcements

(including postage) and replacement stationery, letterhead and business cards (up to one year’s supply in each instance) in accordance with Section 1.2.2 of the Schill Amendment (collectively, the “Schill Moving Costs”). Seller and Purchaser hereby acknowledge and agree that a reasonable estimate of the total cost of the work remaining to be performed to complete the Schill Tenant Improvements and the Schill Relocation and the total remaining Schill Moving Costs is Fifteen Thousand Two Hundred Six and 39/100 Dollars ($15,206.39) (the “Schill Estimated Cost”).

G. Seller (as successor-in-interest to Manhattan Beach Towers, LLC, a Delaware limited liability company) and First Tennessee Bank National Association, a national banking association (“First Tennessee”), previously entered into that certain Office Lease dated June 22, 2001, as amended from time to time (the “First Tennessee Lease”), and as most recently amended by that certain Fourth Amendment to Office Lease dated as of February 18, 2004 (the “First Tennessee Amendment”). Pursuant to the First Tennessee Amendment, among other things, First Tennessee’s premises were relocated from the second floor of the 1230 Building to the “New Premises,” as that term is defined in the First Tennessee Amendment, located on the sixth floor of the 1230 Building (the “First Tennessee Premises”), and Seller agreed to perform certain “Tenant Improvements,” as that term is defined in Section 1 of the Tenant Work Letter attached as Exhibit B to the First Tennessee Amendment (the “First Tennessee Tenant Improvements”) in the First Tennessee Premises, and Seller agreed to pay First Tennessee’s actual, reasonable out-of-pocket moving costs in accordance with Section 1.2 of the First Tennessee Amendment (collectively, the “First Tennessee Moving Costs”). Seller and Purchaser hereby acknowledge and agree that a reasonable estimate of the total cost of the work remaining to be performed to complete the First Tennessee Tenant Improvements and the total remaining First Tennessee Moving Costs is Two Hundred Sixty Thousand Nine Hundred Fourteen and 65/100 Dollars ($260,914.65) (the “First Tennessee Estimated Cost”).

H. Seller and Victor L. George, an individual (“George”) previously entered into that certain Office Lease dated March 26, 2004 (the “George Lease”) concerning the “Premises,” as that term is defined in the George Lease, located on the fourth floor of the 1230 Building (the “George Premises”), and that certain side letter agreement dated March 26, 2004 (the “George Side Letter”). George previously subleased certain premises located on the second floor of the 1230 Building from Agere Systems Inc., a Delaware corporation, whose lease has been terminated effective as of April 30, 2004. Pursuant to the George Lease, among other things, Seller agreed to perform certain “Tenant Improvements,” as that term is defined in Section 1 of the Tenant Work Letter attached as Exhibit B to the George Lease (the “George Tenant Improvements”) in the George Premises, and Seller agreed to pay George’s reasonable, out-of-pocket costs incurred in connection with George’s relocation from its subleased premises in accordance with Section 2 of said Tenant Work Letter (the “George Moving Costs”). Seller and Purchaser hereby acknowledge and agree that a reasonable estimate of the total cost of the work remaining to be performed to complete the George Tenant Improvements and the total remaining George Moving Costs is One Hundred Four Thousand Eight Hundred Twenty-One and 53/100 Dollars ($104,821.53) (the “George Estimated Cost”).

I. Modis, Robeks, Schill, First Tennessee and George may be referred to herein, individually, each as a “Relocating Tenant,” and, collectively, as the “Relocating Tenants.” The Modis Amendment, the Robeks Amendment, the Schill Amendment, the First Tennessee Amendment and the George Lease may be referred to herein, individually, each as a “Relocating Tenant Agreement,” and, collectively, as the “Relocating Tenant Agreements.” The Modis

Premises, the Robeks Premises, the Schill Premises, the First Tennessee Premises and the George Premises may be referred to herein, individually or collectively (as the context may require), as the “Relocating Tenant Premises.” The Modis Tenant Improvements, the Robeks Tenant Improvements, the Schill Tenant Improvements, the First Tennessee Tenant Improvements and the George Tenant Improvements may be referred to herein, individually or collectively (as the context may require), as the “Relocating Tenant Improvements,” and that portion of the Relocating Tenant improvements not previously performed by Seller as of the Effective Date, if any, together with any portion of the Schill Relocation not previously completed by Seller as of the Effective Dale, if any, shall be referred to herein, collectively, as the “Post Closing Work.” The Modis Moving Costs, the Robeks Moving Costs, the Schill Moving Costs, the First Tennessee Moving Costs and the George Moving Costs may be referred to herein, individually or collectively (as the context may require), as the “Relocating Tenant Moving Costs.”

J. Purchaser has requested that, following the Effective Date, Seller remain, and Seller has agreed to remain, responsible for performance of the Post-Closing Work and for payment of the Relocating Tenant Moving Costs, all upon the terms and conditions contained in this Agreement.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. Effective Date. As used herein, the “Effective Date” shall mean the “Closing Date,” as that term is defined in the Purchase Agreement.

2. Seller’s Post Closing Obligations. Following the “Closing,” as that term is defined in the Purchase Agreement, Seller, at its sole cost and expense (subject to disbursements from the “Escrowed Funds,” as that term is defined in Section 9, below), shall perform the Post Closing Work in accordance with the terms and conditions of the respective Relocating Tenant Agreements and shall pay all Relocating Tenant Moving Costs in accordance with the terms and conditions of the respective Relocating Tenant Agreements. Purchaser and Seller hereby acknowledge and agree that, except as otherwise expressly provided herein with respect to the Post Closing Work and the Relocating Tenant Moving Costs, Seller shall have no further obligations under the Relocating Tenant Leases from and after the Effective Date. Without limiting the generality of the foregoing, Seller shall have no responsibility or liability to Purchaser or to any Relocating Tenants for any free rent or other similar concessions granted to any of the Relocating Tenants under the Relocating Tenant Leases (including, without limitation, under the Modis Side Letter, the Schill Side Letter and the George Side Letter), except as otherwise expressly provided herein with respect to the Post Closing Work and the Relocating Tenant Moving Costs.

3. Performance of Post Closing Work. Seller shall not permit any liens or encumbrances to arise against the Project in connection with or as a result of the performance of the Post Closing Work. Seller shall protect, indemnify, defend and hold Purchaser and the Project harmless of and from any and all losses, liabilities, costs, expenses (including without limitation reasonable attorneys’ fees and costs of court), damages, liens, claims (including without limitation mechanics’ or materialmen’s liens or claims of liens), actions and causes of action arising from or relating to Seller or its contractors (or their respective agents, employees, contractors or representatives) entering upon the Project to complete the Post Closing Work, except to the extent caused by the negligence or willful misconduct of Purchaser. At all times prior to the completion of the Post Closing Work, Seller, at its sole cost and expense, shall maintain commercial general liability insurance, on an occurrence basis, covering Seller and its agents, contractors, subcontractors, employees, and licensees, against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising on or upon the Project or arising out of entry by any such parties upon the Project, for limits of not less than One Million and No/100 Dollars ($1,000,000.00) each occurrence and Two Million and No/100 Dollars ($2,000,000.00) annual aggregate for each of bodily injury liability, personal injury liability and property damage liability, which insurance shall be primary as to all claims thereunder and shall provide that any insurance carried by Purchaser shall be excess and non-contributing with the insurance requirements set forth in this Section 3, and which insurance shall name Purchaser as an additional insured thereunder. Seller shall deliver a certificate of such insurance to Purchaser on or before the Effective Date. In addition, Seller’s insurance shall contain an undertaking by the insurer thereunder to notify Purchaser in writing, by registered or certified U.S. mail, return receipt requested, not less than thirty (30) days before any material change, reduction in coverage, cancellation or other termination thereof. If Seller fails to carry the required commercial general liability insurance at any time, then Purchaser shall have the right to procure such commercial general liability insurance on behalf of Seller and Seller shall immediately reimburse Purchaser for the cost thereof. Seller’s contractors and all subcontractors, laborers, materialmen and suppliers used by Seller in connection with the Post Closing Work shall carry worker’s compensation insurance covering all of their respective employees in compliance with all applicable laws, and shall also carry commercial general liability insurance, including property damage, with limits and in form as arc required to be carried by Seller in accordance with this Section 3.

4. Cooperation by Purchaser. Purchaser acknowledges that the timing and completion of the Post Closing Work is of the utmost importance to Seller. Accordingly, Purchaser hereby agrees to fully and diligently cooperate with all reasonable requests by Seller in connection with or related to the performance and completion of the Post Closing Work, to provide Seller with access to the Project and all of the Relocating Tenant Premises, and to provide Seller use of the loading dock, freight elevator and service elevators. Seller shall use its commercially reasonable, good faith efforts to perform the Post Closing Work in such a manner so as not to unreasonably interfere with the use or occupancy of, or access to, the Project by any tenants, occupants, guests or invitees thereof.

5. Completion of Post Closing Work Generally. Seller and Purchaser acknowledge that Seller has commenced performance of the Post Closing Work, Seller shall use its commercially reasonable, good faith efforts to cause each of the respective Relocating Tenant Premises to be “Ready for Occupancy,” as that term is defined in the applicable Relocating Tenant Agreement, such that the “Expansion Space Delivery Date,” as that term is defined in Section 3.2 of the Northrop Amendment shall occur on or before May 1, 2004 (the “Outside Completion Date”). As used herein, the “Completion Date” shall mean the Expansion Space Delivery Date. Notwithstanding anything to the contrary contained in this Section 5, the Outside Completion Date shall be automatically extended by the number of days that the Completion Date is actually delayed by “Force Majeure Delay” and/or “Purchaser Caused Delay,” as those terms are defined, respectively, below. As used herein, “Force Majeure Delay” shall mean and refer to any prevention, delay or stoppage due to fire, earthquake, explosion, flood, hurricane, the elements, acts of God, war, invasion, acts of terrorism, insurrection, rebellion, riots, civil unrest or disturbances, strikes, lockouts, labor disputes, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, and other causes beyond the reasonable control of Seller. As used herein, “Purchaser Caused Delay” shall mean and refer to any prevention, delay or stoppage due to (i) interference by Purchaser, its members, partners, affiliates, managers, officers, directors, principals, agents, servants, employees, representatives, engineers, consultants or contractors, or other tenants of the Project (other than the Relocating Tenants), (ii) a breach of this Agreement by Purchaser; or (iii) Purchaser’s failure to provide Seller reasonable access to the Project or any of the Relocating Tenant Premises or use of the loading dock, freight elevator or service elevators.

6. Completion of Relocating Tenant Premises; Assignment of Contractors’ Warranties and Guaranties. As of the date that any of the respective Relocating Tenant Premises is Ready for Occupancy in accordance with its applicable Relocating Tenant Agreement, Seller’s obligations under this Agreement to perform the Post Closing Work shall be fully satisfied with respect to such Relocating Tenant Premises and such Relocating Tenant Agreement. Effective as of such date, Seller hereby assigns to Purchaser all warranties and guaranties by any and all contractors retained by Seller to perform the applicable Relocating Tenant Improvements, and Purchaser hereby waives all claims against Seller relating to, or arising out of the construction of, the Relocating Tenant Improvements, unless such claims are caused by Seller’s willful misconduct in the construction of such Relocating Tenant Improvements.

7. Amendment of Relocating Tenant Leases by Purchaser. In the event that, on or after the Effective Date, Purchaser enters into any amendment of, or agrees to modify, any Relocating Tenant Lease in any way which either would expand the obligations or increase the costs of the landlord thereunder with respect to any Post Closing Work or any Relocating Tenant Moving Costs or would cause any delay in Seller’s performance or completion of the Post Closing Work, then Purchaser shall be solely responsible, at Purchaser’s sole expense, for all such expanded obligations, increased costs and delays; provided, however, Seller shall remain liable for Seller’s obligations under this Agreement which are not affected by such expanded obligations, increased costs and delays.

8. Delay of Completion of Post Closing Work. In the event that the Completion Date does not occur on or before the Outside Completion Date (as extended by Force Majeure Delay and Purchaser Caused Delay), then, as Purchaser’s sole and exclusive remedy for such failure, Seller shall pay to Purchaser an amount equal to One Thousand Three Hundred Nine and 91/100 Dollars ($1,309.91) (which Seller and Purchaser acknowledge and agree represents per diem Basic Rent which would otherwise be due from Northrop Grumman for the Second Floor Expansion Space under the Northrop Amendment) for each day after the Outside Completion Date (as extended by Force Majeure Delay and Purchaser Caused Delay) through and including the actual Completion Date (collectively, the “Delayed Completion Damages”).

9. Escrowed Funds. Seller hereby instructs the Title Company to retain from the “Purchase Price,” as that term is defined in Section 3.1 of the Purchase Agreement, and to hold in the Escrow after the Effective Date in accordance with the terms of this Section 9, funds in the aggregate amount of Nine Hundred Twelve Thousand Two Hundred Seventy and 77/100 Dollars ($912,270 77) (collectively, the “Escrowed Funds”), which Purchaser and Seller acknowledge and agree consist of the following: (i) funds in the amount of the Modis Estimated Cost (the “Modis Escrowed Funds”) to secure Seller’s obligation to complete the Modis Tenant Improvements and to pay the Modis Relocation Costs; (ii) funds in the amount of the Robeks Estimated Cost (the “Robeks Escrowed Funds”) to secure Seller’s obligation to complete the Robeks Tenant Improvements and to pay the Robeks Moving Costs, (iii) funds in the amount of the Schill Estimated Cost (the “Schill Escrowed Funds”) to secure Seller’s obligation to complete the Schill Tenant Improvements and to perform the Schill Relocation and to pay the Schill Moving Costs; (iv) funds in the amount of the First Tennessee Estimated Cost (the “First Tennessee Escrowed Funds”) to secure Seller’s obligation to complete the First Tennessee Tenant Improvements and to pay the First Tennessee Moving Costs; (v) funds in the amount of the George Estimated Cost (the “George Escrowed Funds”) to secure Seller’s obligation to complete the George Tenant Improvements and to pay the George Moving Costs; (vi) funds in the amount of One Hundred Thirty-Eight Thousand Seven Hundred Twenty-Seven and 71/100 ($138,727.71) (the “Contingency Escrowed Funds”) (which Seller and Purchaser acknowledge and agree represents an amount equal to twenty percent (20%) of the total “Relocating Tenant Escrowed Funds,” as that term is defined below), to secure Seller’s obligations generally to complete the Post Closing Work and to cause the Completion Date to occur; and (vii) funds in the amount of Seventy-Nine Thousand Nine Hundred Four and 51/100 Dollars ($79,904.51) (the “Delayed Completion Escrowed Funds”) (which Seller and Purchaser acknowledge and agree represents two months’ Basic Rent which would otherwise be due from Northrop Grumman for the Second Floor Expansion Space under the Northrop Amendment) to secure Seller’s obligation to pay the Delayed Completion Damages, if any. Each of the Modis Escrowed Funds, the Robeks Escrowed Funds, the Schill Escrowed Funds, the first Tennessee Escrowed Funds and the George Escrowed Funds may be referred to herein, individually, as “Relocating Tenant Escrowed Funds.”

10. Disbursement of Escrowed Funds.

10.1 Disbursement of Relocating Tenant Funds and Contingency Escrowed Funds. Following the Effective Date, Seller shall be entitled to draw periodically upon the applicable Relocating Tenant Escrowed Funds in amounts equal to costs and expenses incurred by Seller in connection with Post Closing Work performed with respect to such Relocating Tenant Premises and reimbursements of Relocating Tenant Moving Costs made to such Relocating Tenant; provided, however, in no event shall any Relocating Tenant Escrowed Funds be decreased below an amount equal to ten percent (10%) of the original amount of such Relocating Tenant Escrowed Funds retained hereunder (which amount shall remain in Escrow as a retainage) until the applicable Relocating Tenant Premises are Ready for Occupancy in accordance with its applicable Relocating Tenant Amendment and Seller has submitted a “Final Disbursement Request,” as that term is defined below, with respect thereto. In connection with any periodic draw hereunder, Seller shall deliver to the Title Company and Purchaser a written request setting forth the amount of such draw (a “Draw Request”), which shall be accompanied by invoices for Post Closing Work performed with respect to such Relocating Tenant Premises and/or receipts for reimbursement of Relocating Tenant Moving Costs, the amounts of which invoices and/or receipts shall equal or exceed the amount of the requested periodic draw, and properly executed mechanics’ lien releases (which shall comply with the appropriate provisions of California Civil Code Section 3262(d)(1)) from Seller’s general contractor with respect to any Relocating Tenant Improvements which are the subject of such Draw Request, as well as properly executed mechanics’ lien releases (which shall comply with the appropriate provisions of California Civil Code Section 3262(d)) from any subcontractors, laborers, suppliers and other agents engaged by Seller (other than Seller’s general contractor) with respect to those Relocating Tenant Improvements which were the subject of Seller’s preceding Draw Request from the applicable Relocating Tenant Escrowed Funds. Purchaser shall approve (which approval shall not be unreasonably withheld) or disapprove any such Draw Request, and deliver written notice hereof to the Title Company and Seller, within three (3) Business Days after Purchaser’s receipt of such Draw Request. Any disapproval of a Draw Request shall be accompanied by a reasonably detailed written explanation for Purchaser’s disapproval thereof. If Purchaser fails to respond to a Draw Request within three (3) Business Days after Purchaser’s receipt thereof, then Purchaser shall be deemed to have approved such Draw Request. Upon Purchaser’s approval (or deemed approval) of a Draw Request, the Title Company is hereby authorized and directed to disburse to Seller, from the applicable Relocating Tenant Escrowed Funds, the lesser of (i) the amount set forth in such Draw Request, or (ii) the balance of the funds remaining in such Relocating Tenant Escrowed Funds (less the 10% retainage). When any of the respective Relocating Tenant Premises is Ready for Occupancy in accordance with its applicable Relocating Tenant Agreement, Seller may deliver to the Title Company and Purchaser a written notice thereof requesting disbursement of all funds then remaining in the applicable Relocating Tenant Escrowed Funds (a “Final Disbursement Request”), which shall be accompanied by final invoices for Post Closing Work performed with respect to such Relocating Tenant Premises, and properly executed mechanics’ lien releases from all contractors, subcontractors, laborers, suppliers and other agents engaged by Seller in connection with such Post Closing Work (which shall be in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4)). Purchaser shall approve (which approval shall not be unreasonably withheld) or disapprove any such Final Disbursement Request, and deliver written notice thereof to the Title Company and Seller, within three (3) Business Days after Purchaser’s receipt of such Final Disbursement Request. Any disapproval of a Final Disbursement Request shall be accompanied by a reasonably detailed written explanation for Purchaser’s disapproval thereof. If Purchaser fails to respond to a Final Disbursement Request within three (3) Business Days after Purchaser’s receipt thereof, then Purchaser shall be deemed to have approved such Final Disbursement Request. Upon Purchaser’s approval (or deemed approval) of a Final Disbursement Request, the Title Company is hereby authorized and directed to disburse to Seller all funds remaining in the applicable Relocating Tenant Escrowed Funds. In addition, upon Purchaser’s approval (or deemed approval) of the Final Disbursement Request with respect to the last Relocating Tenant Premises to be Ready for Occupancy in accordance with its applicable Relocating Tenant Agreement, the Title Company is hereby authorized and directed to disburse to Seller all Contingency Escrowed Funds remaining in Escrow. Upon the occurrence of the Completion Date, whether or not any Relocating Tenant Funds then remain in Escrow, the Title Company shall disburse to Seller all Delayed Completion Escrowed Funds remaining in Escrow less the amount of any Delayed Completion Damages, if any, theretofore not paid to Purchaser by Seller. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails lo diligently pursue completion of any Post Closing Work in a timely manner (in Purchaser’s reasonable discretion), and if such failure is not caused by Force Majeure Delay or Purchaser Causal Delay, and if such failure continues for five (5) Business Days after Seller’s receipt of written notice thereof from Purchaser, then (a) Purchaser shall have the right to perform such Post Closing Work; (b) Purchaser shall have the right to draw periodically upon the applicable Relocating Tenant Escrowed Funds (and, to the extent of any deficiency in such Relocating Tenant Escrowed Funds, Contingency Escrowed Funds in the amount of such deficiency) in amounts equal to costs and expenses incurred by Purchaser in connection with such Post Closing Work by submitting Draw

Requests and/or Final Disbursement Requests to Escrow in accordance with the provisions of this Section 10.1 which would otherwise be applicable to draws by Seller; (c) upon Seller’s approval (or deemed approval) of such Draw Requests and/or Final Disbursement Requests, the Title Company shall disburse the applicable Relocating Tenant Escrowed Funds (and, to the extent of any deficiency in such Relocating Tenant Escrowed Funds, Contingency Escrowed Funds in the amount of such deficiency) in accordance with the provisions of this Section 10.1 which would otherwise be applicable to draws by Seller; and (d) Seller shall pay to Purchaser the difference between the actual cost incurred by Purchaser to complete such Post Closing Work and the amount of the applicable Relocating Tenant Escrowed Funds (and Contingency Escrowed Funds) disbursed to Purchaser within ten (10) Business Days after receipt of written request therefor from Purchaser; and (e) the remaining terms of this Agreement shall remain in full force and effect.

10.2 Disbursement of Delayed Completion Escrowed Funds. Following the Outside Completion Date (as extended by Force Majeure Delay and Purchaser Caused Delay), Purchaser shall be entitled to draw periodically, but not more often than once per month, upon the Delayed Completion Escrowed Funds in amounts equal to then accrued and unpaid Delayed Completion Damages. In connection with any periodic draw hereunder, Purchaser shall deliver to the Title Company and Seller a written request setting forth the amount of such draw (a “Delayed Completion Draw Request”). Seller shall approve (which approval shall not be unreasonably withheld) or disapprove any such Delayed Completion Draw Request, and deliver written notice thereof to the Title Company and Purchaser, within three (3) Business Days after Seller’s receipt of such Delayed Completion Draw Request. Any disapproval of a Delayed Completion Draw Request shall be accompanied by a reasonably detailed written explanation for Seller’s disapproval thereof, if Seller fails to respond to a Delayed Completion Draw Request within three (3) Business Days after Seller’s receipt thereof, then Seller shall be deemed to have approved such Delayed Completion Draw Request. Upon Seller’s approval (or deemed approval) of a Delayed Completion Draw Request, the Title Company is hereby authorized and directed to disburse to Purchaser, from the Delayed Completion Escrowed Funds, the lesser of (i) the amount set forth in such Delayed Completion Draw Request, or (ii) the balance of the Delayed Completion Escrowed Funds.

11. Escrowed Funds Shortfall. if after the Effective Date, Seller and Purchaser reasonably agree that the estimated cost of the Relocating Tenant Improvements for any particular Relocating Tenant Premises has increased such that the Relocating Tenant Escrowed Funds applicable to such Relocating Tenant Premises are insufficient to pay such estimated cost (a “Shortfall”), then Seller and Purchaser shall direct the Title Company to transfer funds in the amount of such Shortfall from the Contingency Escrowed Funds to the applicable Relocating Tenant Escrowed Funds; provided that, if there are not sufficient Contingency Escrowed Funds to eliminate such Shortfall, then Seller shall deposit into Escrow such funds as are necessary to eliminate such Shortfall. If any particular Relocating Tenant Escrowed Funds are insufficient to pay the cost of all Post Closing Work with respect to such applicable Relocating Tenant Premises and the cost of all applicable Relocating Tenant Moving Costs, then Seller shall be responsible for such insufficiency. If the Delayed Completion Escrowed Funds are insufficient to pay any accrued and unpaid Delayed Completion Damages, then Seller shall be responsible for the payment of such insufficiency directly to Purchaser within ten (10) Business Days after receipt of written request therefor from Purchaser (provided that Seller does not reasonably disapprove such request and provide Purchaser with a reasonably detailed written explanation for Seller’s disapproval thereof).

12. Escrow Instructions. This Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Escrowed Funds (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Agreement. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not materially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.

13. Consequential and Punitive Damages. Each of Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement. This Section 13 shall survive Closing or termination of this Agreement.

14. Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional overnight delivery service with proof of delivery, or (c) facsimile (providing that such facsimile is confirmed by the sender by overnight delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of facsimile transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

To Purchaser:	Wells Operating Partnership II, L.P.
c/o Wells Real Estate Funds
6200 The Corners Parkway, Suite 600
Norcross, Georgia 30092
Attn: Bob Huff
Fax: (770) 243-8510

with copy to:	Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attn: Jeff Jacobs, Esq.
Fax: (404) 253-8674

To Seller:	HSOV Manhattan Tower, LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Attn: Tom Owens
Fax: (713) 966-2636

with copy to:	HSOV Manhattan Tower, LP
c/o Hines Interest Limited Partnership
3000 West Olympic Boulevard, Building 5, Suite 2100
Santa Monica, California 90404
Attn: Doug Hohe
Fax: (310)264-4101

and

Allen Matkins Leck Gamble & Mallory LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attn: John M. Tipton, Esq.
Fax: (310)788-2410

15. Binding Effect. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

16. Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

17. Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

18. Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

19. Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular wilt include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day the action will be taken on the next succeeding Business Day. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

20. Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original or faxed signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original or faxed counterparts will collectively constitute a single agreement.

21. Severability. If any term or other provision of tins Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

22. Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto, including, without limitation, any conflicting terms and conditions contained in the Purchase Agreement. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

23. Governing Law; Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS IN THE COUNTY OF LOS ANGELES, CALIFORNIA, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.

24. No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.

25. Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

26. No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

27. No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

28. Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Northrop Grumman or any Relocating Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

29. Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller’s or Purchaser’s respective partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or Purchaser, as the case may be, or their respective constituent members, partners, shareholders, employees, agents, directors, officers or other owners. Seller’s and Purchaser’s respective direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller or Purchaser, respectively, under this Agreement.

30. Purchaser’s Collateral Assignment. Purchaser hereby collaterally assigns its rights under this Agreement and grants a security interest in the Escrowed Funds (to the extent of Purchaser’s interest therein) to Bank of America, N.A., as Collateral Agent (“Lender”). Such assignment and grant is given as additional security for the “Secured Obligations,” as such term is defined in that certain Deed of Trust, Security Agreement and Assignment of Leases, Rents and Profits from Purchaser as Grantor to a trustee named therein for the benefit of Lender as Beneficiary encumbering the Project, dated of even date herewith and recorded contemporaneously herewith in the real estate records of Los Angeles County, California (the “Deed of Trust”). Upon any “Event of Default” under the Deed of Trust, following notice from Lender to Seller and the Title Company, Lender shall be substituted for Purchaser under this Agreement. By execution below, the Title Company acknowledges lender’s security interest in the Escrowed Funds (to the extent of Purchaser’s interest therein) and that the Title Company holds the Escrowed Funds for the benefit of Lender (to the extent of Purchaser’s interest therein).

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement Regarding Post Closing Work and Escrow Instructions to be effective as of the date first above written.

PURCHASER:

WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc., a Maryland corporation, General Partner

	By:	/s/ Randy Fretz

		Name:	Randy Fretz
		Title:	Senior Vice President

SELLER:

HSOV MANHATTAN TOWERS LP, a Delaware limited partnership

By:	HSOV Manhattan Towers GP LLC, a Delaware limited liability company its general partner

	By:	Hines Suburban Office Venture, L.L.C., a Delaware limited liability company its sole member

		By:	Hines Suburban Limited Partnership, a Texas limited partnership its Manager

			By:	Hines Fund Management, L.L.C., a Delaware limited liability company its General Partner

				By:	Hines Interests Limited Partnership, a Delaware limited partnership its sole member

					By:	Hines Holdings, Inc., a Texas corporation its General Partner

						By:	/s/ Thomas D. Owens

Thomas D. Owens
Senior Vice President

The undersigned agrees that in the event that Seller under the above Agreement fails to pay any amounts due to Purchaser pursuant to the terms of the Agreement, the undersigned shall be obligated to pay such amounts to Purchaser subject, however, to the terms, conditions and limitations set forth in the Agreement. The undersigned is, however, expressly not undertaking any of the obligations of Seller under the above Agreement except as specifically enumerated in the preceding sentence.

HINES SUBURBAN OFFICE VENTURE, L.L.C., a Delaware limited liability company

By:	Hines Suburban Limited Partnership, a Texas limited partnership its Manager

	By:	Hines Fund Management, L.L.C., a Delaware limited liability company its General Partner

		By:	Hines Interests Limited Partnership, a Delaware limited partnership its sole member

			By:	Hines Holdings, Inc., a Texas corporation its General Partner

				By:	/s/ Thomas D. Owens

Thomas D. Owens Senior Vice President

JOINDER BY TITLE COMPANY

Chicago Title Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the “Effective Date,” as that term is defined in Section 1 of this Agreement, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Escrowed Funds and any interest thereon in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

CHICAGO TITLE COMPANY

By:

Printed Name:

Title:

Agreement Regarding Post Closing Work

and Escrow Instructions

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